Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS SECOND QUARTER RESULTS

ANNAPOLIS, MD, August 5, 2013 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended June 30, 2013.

HIGHLIGHTS

•	Pro Forma RevPAR: 7.7% increase for comparable 19-hotel portfolio over the same period in 2012.

•	Pro Forma Adjusted Hotel EBITDA Margin: 170 basis point increase for comparable 19-hotel portfolio over the same period in 2012.

•	Acquisitions: Acquired the 410-room W New Orleans for $65.0 million, the 313-room Hyatt Fisherman’s Wharf for $103.5 million, and the 200-room Hyatt Santa Barbara for $61.0 million.

•

Financings: Closed on a $60.0 million, seven-year loan at 3.63%. Subsequent to quarter end, refinanced an existing $130.0 million loan, replacing it with a $92.5 million, seven-year loan at 3.50% and a $93.0 million, 10-year loan at 4.25%.

•	Dividends: Increased third quarter 2013 dividend by 8.3% to $0.26 per common share (4.5% annualized yield based on the closing price of the Trust’s common shares on August 2, 2013).

“We are excited about our accomplishments in the second quarter. We were able to prudently deploy proceeds from our February common share offering by acquiring three hotels, all with significant upside potential,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “Furthermore, we also successfully completed a refinancing that further strengthened our balance sheet by both lowering our cost of debt and extending our debt maturities.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Mr. Francis continued, “Our hotel portfolio also turned in an outstanding quarter, reaching a second quarter occupancy level of over 85% which allowed our operators to continue pushing daily rates. We are very proud of our hotel margin expansion of 170 basis points which was a result of our continued focus on asset management initiatives to reduce or limit increases in expenses.”

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results for the three and six months ended June 30, 2013 (in millions, except share and per share amounts):

	Three months ended June 30,		Six months ended June 30,
	2013(1)	2012(2)	2013(3)	2012(4)
Total revenue	$115.6	$67.0	$186.2	$117.3

Net income available to common shareholders	$14.6	$9.1	$9.7	$8.3

Net income per diluted common share	$0.30	$0.28	$0.21	$0.26

FFO available to common shareholders	$25.4	$15.7	$29.2	$21.4

FFO per diluted common share	$0.53	$0.49	$0.63	$0.67

AFFO available to common shareholders	$26.6	$15.9	$33.5	$22.0

AFFO per diluted common share	$0.56	$0.50	$0.72	$0.69

Corporate EBITDA	$37.2	$22.3	$46.5	$31.5

Adjusted Corporate EBITDA	$38.5	$22.5	$50.7	$32.1

Weighted-average number of common shares outstanding - basic and diluted	47,862,652	31,910,921	46,187,216	31,892,431

(1)	Includes results of operations of 17 hotels for the full period and three hotels for part of the period.
(2)	Includes results of operations of 12 hotels for the full period.
(3)	Includes results of operations of 15 hotels for the full period and five hotels for part of the period.
(4)	Includes results of operations of 11 hotels for the full period and one hotel for part of the period.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons, on a pro forma basis, of occupancy, average daily rate (ADR), room revenue per available room (RevPAR), Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of 19 of the Trust’s 20 hotels owned as of June 30, 2013. The key operating metrics do not include operating results for the Hyatt Place New York Midtown South, as the hotel does not have comparable prior year operating results given it was newly developed in 2013. The following is a summary of the key operating metrics for the three and six months ended June 30, 2013 (in thousands, except pro forma ADR and pro forma RevPAR):

	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change	2013	2012	Change
Pro forma occupancy	85.3%	82.0%	330 bps	78.9%	77.0%	190 bps
Pro forma ADR	$203.20	$196.06	3.6%	$188.04	$182.36	3.1%
Pro forma RevPAR	$173.25	$160.84	7.7%	$148.45	$140.39	5.7%

Pro forma Adjusted Hotel EBITDA	$41,500	$36,061	15.1%	$59,676	$52,612	13.4%
Pro forma Adjusted Hotel EBITDA Margin	34.2%	32.5%	170 bps	28.5%	26.9%	160 bps

Funds from operations (FFO), FFO available to common shareholders, Adjusted FFO (AFFO) available to common shareholders, net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

INVESTING ACTIVITY

On April 25, 2013, the Trust acquired the 410-room W New Orleans located in New Orleans, Louisiana for approximately $65.7 million, including acquired working capital. The Trust funded the acquisition with available cash on hand. The Trust entered into a management agreement with Starwood Hotels & Resorts to continue managing the hotel.

On May 31, 2013, the Trust acquired the 313-room Hyatt Fisherman’s Wharf located in San Francisco, California for approximately $102.4 million, including acquired working capital. The Trust funded the acquisition with available cash on hand and a borrowing under its revolving credit facility. The Trust entered into a management agreement with Evolution Hospitality to manage the hotel under a franchise agreement with Hyatt Hotels Corporation.

On June 27, 2013, the Trust acquired the 200-room Hyatt Santa Barbara located in Santa Barbara, California for approximately $60.9 million, including acquired working capital. The Trust funded the acquisition with available cash on hand and a borrowing under its revolving credit facility. The Trust entered into a management agreement with HEI Hotels and Resorts to manage the hotel under a franchise agreement with Hyatt Hotels Corporation.

FINANCING ACTIVITY

On May 3, 2013, the Trust closed on a $60.0 million, seven-year, fixed-rate mortgage loan secured by the Boston Marriott Newton. The loan carries a fixed interest rate of 3.63% per annum, with principal and interest payments based on a 25-year principal amortization.

DIVIDENDS

On April 15, 2013, the Trust paid dividends in the amounts of $0.24 per share to its common shareholders and $0.484375 per share to its preferred shareholders, both of record as of March 29, 2013. On May 21, 2013, the Trust declared dividends in the amounts of $0.24 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of June 28, 2013. Both dividends were paid on July 15, 2013.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

POST-QUARTER ACTIVITY

On July 11, 2013, the Trust completed the refinancing of its $130.0 million term secured by the Le Meridien San Francisco and the W Chicago – City Center, which was scheduled to mature on July 8, 2014. The term loan was refinanced with two individual fixed-rate mortgage loans with an aggregate principal amount of $185.5 million. The first new loan is a $92.5 million, seven-year, fixed-rate mortgage loan secured by the Le Meridien San Francisco. The loan carries a fixed interest rate of 3.50% per annum, with principal and interest payments based on a 25-year principal amortization. The second new loan is a $93.0 million, 10-year, fixed-rate mortgage loan secured by the W Chicago – City Center. The loan carries a fixed interest rate of 4.25% per annum, with principal and interest payments based on a 25-year principal amortization.

On August 5, 2013, the Trust declared dividends in the amounts of $0.26 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of September 30, 2013. The dividends will be paid on October 15, 2013.

2013 OUTLOOK

The Trust is updating its 2013 outlook to incorporate its second quarter results, recent operating trends and fundamentals, the acquisitions of the Hyatt Fisherman’s Wharf and the Hyatt Santa Barbara, and the refinancing of the $130.0 million term loan. The revised outlook assumes no additional financing transactions or acquisitions beyond those described above (in millions, except per share amounts):

Third Quarter 2013
	Guidance
	Low	High
Pro forma RevPAR increase over 2012(1)	3.0%	4.0%
Adjusted Hotel EBITDA	$41.6	$42.9
AFFO per diluted share	$0.57	$0.60

Full Year 2013
	Updated Guidance		Previous Guidance
	Low	High	Low	High
Pro forma RevPAR increase over 2012(1)	5.0%	6.0%	5.0%	7.0%
Adjusted Hotel EBITDA	$132.8	$136.0	$126.3	$130.3
AFFO per diluted share	$1.74	$1.80	$1.64	$1.72

(1)	For updated guidance, based on comparable 19-hotel portfolio. For previous guidance, based on a 15-hotel portfolio as described in the Trust’s Q1 2013 earnings release.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

NON-GAAP FINANCIAL MEASURES

The Trust reports the following eight non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) FFO available to common shareholders, (3) AFFO available to common shareholders, (4) Corporate EBITDA, (5) Adjusted Corporate EBITDA, (6) Hotel EBITDA, (7) Adjusted Hotel EBITDA and (8) Adjusted Hotel EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

FFO available to common shareholders – The Trust reduces FFO for preferred share dividends and dividends declared on and earnings allocated to unvested time-based awards (consistent with adjustments required by GAAP in reporting net income available to common shareholders and related per share amounts). FFO available to common shareholders provides investors another financial measure to evaluate the Trust’s operating performance after taking into account the interests of holders of the Trust’s preferred shares and unvested time-based awards.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

AFFO available to common shareholders – The Trust further adjusts FFO available to common shareholders for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that AFFO available to common shareholders provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and liabilities, including ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONFERENCE CALL

The Trust will host a conference call on Monday, August 5, 2013 at 5:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 17429337. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on August 12, 2013. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 17429337. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 5,932 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing hotels and the Trust’s 2013 outlook. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete acquisitions; the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 5, 2013, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2013	December 31, 2012
	(unaudited)

ASSETS
Property and equipment, net	$1,428,975	$1,107,722
Intangible assets, net	39,081	39,382
Cash and cash equivalents	42,760	33,194
Restricted cash	27,332	23,460
Accounts receivable, net	22,926	8,384
Prepaid expenses and other assets	11,865	14,056
Deferred financing costs, net	7,027	6,630

Total assets	$1,579,966	$1,232,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$580,401	$405,208
Accounts payable and accrued expenses	49,966	34,868
Other liabilities	28,866	25,944

Total liabilities	659,233	466,020

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; 5,000,000 shares issued and outstanding ($127,422 liquidation preference)	50	50
Common shares, $.01 par value; 400,000,000 shares authorized; 48,587,425 shares and 39,763,930 shares issued and outstanding, respectively	486	398
Additional paid-in capital	966,247	799,278
Cumulative dividends in excess of net income	(45,703)	(32,089)
Accumulated other comprehensive loss	(347)	(829)

Total shareholders’ equity	920,733	766,808

Total liabilities and shareholders’ equity	$1,579,966	$1,232,828

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

REVENUE
Rooms	$86,946	$51,626	$138,490	$89,762
Food and beverage	24,313	13,344	40,225	23,811
Other	4,311	2,076	7,456	3,743

Total revenue	115,570	67,046	186,171	117,316

EXPENSES
Hotel operating expenses:
Rooms	19,167	10,953	33,186	20,677
Food and beverage	17,142	9,199	29,734	17,382
Other direct	1,936	930	3,707	1,836
Indirect	35,125	20,607	61,705	39,600

Total hotel operating expenses	73,370	41,689	128,332	79,495
Depreciation and amortization	10,838	6,677	19,677	13,207
Air rights contract amortization	130	130	260	260
Corporate general and administrative	3,643	2,790	6,985	5,596
Hotel acquisition costs	1,237	134	4,136	443

Total operating expenses	89,218	51,420	159,390	99,001

Operating income	26,352	15,626	26,781	18,315

Interest income	25	19	243	22
Interest expense	(6,346)	(5,106)	(11,787)	(10,190)

Income before income taxes	20,031	10,539	15,237	8,147

Income tax benefit (expense)	(2,974)	(1,486)	(690)	110

Net income	17,057	9,053	14,547	8,257

Preferred share dividends	(2,422)	—	(4,844)	—

Net income available to common shareholders	$14,635	$9,053	$9,703	$8,257

Net income per common share - basic and diluted	$0.30	$0.28	$0.21	$0.26

Weighted-average number of common shares outstanding - basic and diluted	47,862,652	31,910,921	46,187,216	31,892,431

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net income	$14,547	$8,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,677	13,207
Air rights contract amortization	260	260
Deferred financing costs amortization	1,372	882
Share-based compensation	2,277	1,565
Other	(275)	(261)
Changes in assets and liabilities:
Accounts receivable, net	(12,458)	(5,514)
Prepaid expenses and other assets	(1,658)	(714)
Accounts payable and accrued expenses	11,323	5,939
Other liabilities	788	23

Net cash provided by operating activities	35,853	23,644

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(331,058)	—
Deposit on hotel acquisition	—	(2,000)
Receipt of deposit on hotel acquisition	700	—
Improvements and additions to hotels	(9,979)	(11,679)
Repayment of (investment in) hotel construction loan	7,810	(4,823)
Change in restricted cash	(3,872)	(2,631)

Net cash used in investing activities	(336,399)	(21,133)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	166,083	—
Payment of offering costs related to sale of common shares	(215)	—
Borrowings under revolving credit facility	105,000	13,000
Repayments under revolving credit facility	(55,000)	—
Proceeds from issuance of mortgage debt	127,000	—
Scheduled principal payments on mortgage debt	(1,701)	(973)
Payment of deferred financing costs	(1,769)	(95)
Deposits on loan applications	(3,032)	(1,400)
Payment of dividends to common shareholders	(20,322)	(13,474)
Payment of dividends to preferred shareholders	(4,844)	—
Repurchase of common shares	(1,088)	(621)

Net cash provided by (used in) financing activities	310,112	(3,563)

Net increase (decrease) in cash	9,566	(1,052)
Cash and cash equivalents, beginning of period	33,194	20,960

Cash and cash equivalents, end of period	$42,760	$19,908

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

(unaudited)

The following table reconciles net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$17,057	$9,053	$14,547	$8,257
Add: Depreciation and amortization	10,838	6,677	19,677	13,207

FFO	27,895	15,730	34,224	21,464

Less: Preferred share dividends	(2,422)	—	(4,844)	—
Dividends declared on unvested time-based awards	(90)	(34)	(178)	(68)
Undistributed earnings allocated to unvested time-based awards	(23)	(10)	—	—

FFO available to common shareholders	25,360	15,686	29,202	21,396

Add: Hotel acquisition costs	1,237	134	4,136	443
Non-cash amortization(1)	50	60	112	120

AFFO available to common shareholders	$26,647	$15,880	$33,450	$21,959

FFO per common share - basic and diluted	$0.53	$0.49	$0.63	$0.67

AFFO per common share - basic and diluted	$0.56	$0.50	$0.72	$0.69

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$17,057	$9,053	$14,547	$8,257
Add: Depreciation and amortization	10,838	6,677	19,677	13,207
Interest expense	6,346	5,106	11,787	10,190
Income tax expense (benefit)	2,974	1,486	690	(110)
Less: Interest income	(25)	(19)	(243)	(22)

Corporate EBITDA	37,190	22,303	46,458	31,522

Add: Hotel acquisition costs	1,237	134	4,136	443
Non-cash amortization(1)	50	60	112	120

Adjusted Corporate EBITDA	$38,477	$22,497	$50,706	$32,085

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table calculates pro forma Hotel EBITDA, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin for the Trust’s comparable 19-hotel portfolio for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Total revenue	$121,487	$110,919	$209,315	$195,849
Less: Total hotel operating expenses	79,907	74,788	149,491	143,097

Hotel EBITDA	41,580	36,131	59,824	52,752

Less: Non-cash amortization(1)	(80)	(70)	(148)	(140)

Adjusted Hotel EBITDA	$41,500	$36,061	$59,676	$52,612

Adjusted Hotel EBITDA Margin	34.2%	32.5%	28.5%	26.9%

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the three months ending September 30, 2013:

	Three Months Ending September 30, 2013
	Low	High

Total revenue	$122,400	$124,400
Less: Total hotel operating expenses	80,720	81,420

Hotel EBITDA	41,680	42,980

Less: Non-cash amortization(1)	(80)	(80)

Adjusted Hotel EBITDA	$41,600	$42,900

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months ending September 30, 2013:

	Three Months Ending September 30, 2013
	Low	High

Net income	$18,630	$19,930
Add: Depreciation and amortization	11,350	11,350

FFO	29,980	31,280

Less: Preferred share dividends	(2,420)	(2,420)
Dividends declared on unvested time-based awards	(100)	(100)
Undistributed earnings allocated to unvested time-based awards	—	—

FFO available to common shareholders	27,460	28,760

Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	50	50

AFFO available to common shareholders	$27,510	$28,810

FFO per common share - basic and diluted	$0.57	$0.60

AFFO per common share - basic and diluted	$0.57	$0.60

Weighted-average number of diluted common shares outstanding	47,867	47,867

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the year ending December 31, 2013:

	Year Ending December 31, 2013
	Low	High

Total revenue	$418,000	$424,000
Less: Total hotel operating expenses	284,950	287,700

Hotel EBITDA	133,050	136,300

Less: Non-cash amortization(1)	(300)	(300)

Adjusted Hotel EBITDA	$132,750	$136,000

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the year ending December 31, 2013:

	Year Ending December 31, 2013
	Low	High

Net income	$44,600	$47,350
Add: Depreciation and amortization	42,780	42,780

FFO	87,380	90,130

Less: Preferred share dividends	(9,690)	(9,690)
Dividends declared on unvested time-based awards	(360)	(360)
Undistributed earnings allocated to unvested time- based awards	—	—

FFO available to common shareholders	77,330	80,080

Add: Hotel acquisition costs	4,140	4,140
Non-cash amortization(1)	220	220

AFFO available to common shareholders	$81,690	$84,440

FFO per common share - basic and diluted	$1.64	$1.70

AFFO per common share - basic and diluted	$1.74	$1.80

Weighted-average number of diluted common shares outstanding	47,036	47,036

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel	Location	Rooms	Purchase Price (in millions)	Acquisition Date
1 Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2 Hilton Checkers Los Angeles	Los Angeles, CA	193	46.00	June 1, 2010
3 Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4 Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5 Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6 Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7 W Chicago - City Center	Chicago, IL	403	128.80	May 10, 2011
8 Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9 Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10 Hotel Adagio San Francisco, Autograph Collection	San Francisco, CA	171	42.25	July 8, 2011
11 Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12 Holiday Inn New York City Midtown - 31st Street	New York, NY	122	52.20	December 22, 2011
13 W Chicago - Lakeshore	Chicago, IL	520	126.00	August 21, 2012
14 Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	62.00	September 7, 2012
15 The Hotel Minneapolis, Autograph Collection	Minneapolis, MN	222	46.00	October 30, 2012
16 Hyatt Place New York Midtown South	New York, NY	185	76.25	March 14, 2013
17 W New Orleans - French Quarter	New Orleans, LA	97	25.50	March 28, 2013
18 W New Orleans	New Orleans, LA	410	65.00	April 25, 2013
19 Hyatt Fisherman’s Wharf	San Francisco, CA	313	103.50	May 31, 2013
20 Hyatt Santa Barbara	Santa Barbara, CA	200	61.00	June 27, 2013

		5,932	$1,487.25